Exhibit 10.17c

AMENDMENT TO THE PSS WORLD MEDICAL, INC.

AMENDED AND RESTATED ELITe DEFERRED COMPENSATION PLAN

THIS AMENDMENT (this “Amendment”), effective as of the 27th day of March, 2012, is made to the PSS World Medical, Inc. Amended and Restated ELITe Deferred Compensation Plan (the “Plan”). All defined terms used herein but not defined shall have the meanings ascribed to them in the Plan.

The Compensation Committee (the “Committee”) of the Board of Directors of PSS World Medical, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to amend the Plan as provided below.

1.	401(k) Plan Excess Deferrals. A new Section 5.13 is hereby added to the Plan to read as follows:

5.13 401(k) Plan Excess Deferrals. A Participant may elect to defer up to 100% of a refund of excess contributions from the 401(k) plan of the Company received by such Participant during the same year, provided such election is in accordance with the terms of the Plan and the Deferral Election Form.

2.	Payment Dates for Termination Account. Section 5.08(a)(iv) is hereby deleted in its entirety and replaced with the following:

(iv) Annual installment payments shall be for no less than two (2) and no more than twenty (20) annual installments (as indicated in the Participant’s most recent effective Deferral Election Form). The initial annual installment payment shall be equal to the value of the Participant’s Account on the applicable Valuation Date divided by the number of remaining installments to be paid (including the then-current installment payment). Thereafter, each subsequent annual installment payment shall be made in January of each subsequent year and in an amount equal to the value of the Participant’s Account as of December 31 of the preceding year divided by the total number of annual installment payments remaining to be paid (including the then-current annual installment payment).

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

PSS WORLD MEDICAL, INC

By:	/s/ David D. Klarner
Name:	David D. Klarner
Its:	Vice President and Treasurer